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                                  EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-_____) pertaining to the (i) TeleCommunication Systems, Inc. Amended and Restated 1997 Stock Incentive Plan and (ii) the TeleCommunication Systems, Inc. Employee Stock Purchase Plan, of our report, dated February 16, 2000 (except for Note 21, as to which the date is June 19, 2000), with respect to the financial statements of TeleCommunication Systems, Inc., included in its Registration Statement (Form S-1, as amended, File No. 333-35522), filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP

Baltimore, Maryland
October 9, 2000